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EXHIBIT 10.3

                        RESTRICTED STOCK AWARD AGREEMENT
                                    UNDER THE
                               WEST COAST BANCORP
                            2002 STOCK INCENTIVE PLAN

BANCORP:       WEST COAST BANCORP
               Suite 201
               5335 Meadows Road
               Lake Oswego, Oregon  97035

PARTICIPANT:
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GRANT DATE:                         , 2002
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        Bancorp maintains the West Coast Bancorp 2002 Stock Incentive Plan (the
"Plan"). This Agreement evidences the grant of Restricted Stock to Participant under the Plan.

        The parties agree as follows:

1.      DEFINED TERMS

        Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

2.      GRANT OF RESTRICTED SHARES

        Subject to the terms and conditions of this Agreement and the Plan, as of the Grant Date, Bancorp grants to Participant _____ shares of Restricted Stock (the "Award Shares").

3.      TERMS OF AWARD SHARES

        The Award Shares are subject to all the provisions of the Plan and to the following terms and conditions:

        3.1 Transfer Restrictions. Except as expressly provided in Section 3.2, neither the Award Shares nor any rights under this Agreement may be sold, assigned, transferred, pledged, or otherwise encumbered, voluntarily or involuntarily, by Participant. The foregoing restrictions are in addition to any other restrictions on transfer of Award Shares arising under federal or state securities laws or other agreements with Bancorp. Any purported sale, assignment, pledge, or other transfer, disposition, or encumbrance of



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Award Shares in violation of this Agreement will automatically be null and void and may and should be enjoined.

        3.2 Vesting of Award Shares. Unless the vesting of the Award Shares is otherwise accelerated in accordance with this Agreement or the Plan, the Award Shares will become vested, and the restrictions set forth in Section 3.1 will lapse, according to the following schedule:

                  Date                          Percentage of Award Shares Vested
                  ----                          ---------------------------------
First anniversary of the Grant Date                            33%
Second anniversary of the Grant Date                           66%
Third anniversary of the Grant Date                            100%

        When a portion of the Award Shares have become vested as provided above, Bancorp will deliver to Participant, upon request, one or more share certificates evidencing the vested portion of the Award Shares, free of the legend described in Section 6(b) of the Plan.

        3.3 Employment Requirement -- Forfeiture. Except as otherwise expressly provided in the Plan (with respect to death or Disability of a Participant, or the Termination of Employment of a Participant during the 24-month period following a Change in Control), upon a Termination of Employment for any reason, all Award Shares that have not become vested pursuant to Section 3.2 as of the date of termination will be forfeited automatically and without further action by Bancorp or Participant and returned to Bancorp with no payment to Participant.

        3.4 Other Documents. Participant agrees to furnish to Bancorp any other documents or representations Bancorp may require to assure compliance with applicable laws and regulations.

4.      FEDERAL TAX ELECTION

        Participant agrees to notify Bancorp promptly if Participant makes an election under Internal Revenue Code Section 83(b) with respect to the Award Shares. Participant has consulted with his or her tax advisers to the extent necessary to determine whether such an election would be appropriate for Participant in light of his or her personal circumstances and financial situation.

5.      MISCELLANEOUS

        5.1 Conditions Precedent. Bancorp will use reasonable best efforts to obtain approval of the Plan and this Award by any state or federal agency or authority that Bancorp determines has jurisdiction. If Bancorp determines that any required approval cannot be obtained, this Award will terminate on notice to Participant to that effect. Without limiting the foregoing, Bancorp will not be required to issue any certificates for all or any portion of the Award Shares until Bancorp has taken any action required to comply with all applicable federal and state securities laws.



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        5.2 Successorship. Subject to restrictions on transferability set forth in the Plan and Section 3.1 above, this Agreement will be binding upon and benefit the parties, their successors, and assigns.

        5.3 Notices. Any notices under this Agreement must be in writing and will be effective when actually delivered personally or, if mailed, when deposited as registered or certified mail directed to the address of Bancorp's executive offices or to such other address as a party may certify by notice to the other party.

        5.4 Arbitration. Any dispute or claim that arises out of or that relates to this Agreement or to the interpretation, breach, or enforcement of this Agreement, must be resolved by mandatory arbitration before a single arbitrator in Portland, Oregon, in accordance with the then effective arbitration rules of Arbitration Service of Portland, Inc., and any judgment upon the award rendered pursuant to arbitration may be entered in the Circuit Court of the State of Oregon for Multnomah or Clackamas County.

        5.5 Attorneys' Fees. In the event of any suit or action or arbitration proceeding to enforce or interpret any provision of this Agreement (or that is based on or arises out of this Agreement), the prevailing party will be entitled to recover, in addition to other costs, reasonable attorneys' fees in connection with the suit, action, or arbitration, and in any appeal. The determination of who is the prevailing party and the amount of reasonable attorneys' fees to be paid to the prevailing party will be decided by the arbitrator or arbitrators (with respect to attorneys' fees incurred prior to and during the arbitration proceedings) and by the court or courts, including any appellate courts, in which the matter is tried, heard, or decided, including the court that hears any exceptions made to an arbitration award submitted to it for confirmation as a judgment (with respect to attorneys' fees incurred in the confirmation proceedings).

        5.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of Oregon.

        5.7 Venue. Any action brought to enforce any arbitration award must be brought in the Circuit Court of the State of Oregon for either Multnomah or Clackamas County. The parties consent to personal jurisdiction in those locations.


                                        WEST COAST BANCORP


                                        By:
                                           -------------------------------------
                                           Robert D. Sznewajs, President and CEO


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                                        Participant Name

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                                        Participant's Signature



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                                BLANK STOCK POWER

                FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, ________________________ hereby assigns, transfers, and conveys to West Coast Bancorp, an Oregon corporation, all right, title, and interest in and to ______ shares of the common stock of West Coast Bancorp held in a bookkeeping account at Wells Fargo Shareowner Services, as transfer agent, and hereby irrevocably appoints Robert D. Sznewajs or Richard R. Rasmussen, each with the full power to act alone, as attorney-in-fact to transfer the stock on the books of West Coast Bancorp with full power of substitution in the premises.


                Dated as of _______________, 200_.


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                                        Participant Name

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                                        Participant Signature